Exhibit 99.1

	Contact:	Greg Eden
508-293-7195
FOR IMMEDIATE RELEASE		eden_greg@emc.com

EMC REPORTS THIRD QUARTER RESULTS

Information Lifecycle Management Service Engagements Help Drive

EMC’s Ninth Consecutive Quarter of Double-Digit Revenue Growth

HOPKINTON, Mass. – October 19, 2005 – EMC Corporation (NYSE:EMC), the world leader in information management and storage, today reported financial results for the third quarter of 2005, achieving double-digit, year-over-year revenue growth for the ninth consecutive quarter. EMC’s third quarter growth was driven by its expanding services business, market-leading mid-tier storage systems, software for enterprise content management and backup, recovery and archive, and VMware’s virtual infrastructure software.

Total consolidated revenue for EMC’s third quarter was $2.37 billion, 17% higher than the $2.03 billion reported for the third quarter of 2004. Earnings per diluted share were $0.17, including $0.04 from a tax-related benefit, compared with $0.09 per diluted share reported for the year-ago quarter. Net income for the quarter was $422 million, including $106 million from a tax-related benefit, compared with $218 million reported for the third quarter of 2004. Excluding the tax-related benefit in the third quarter of 2005, earnings per diluted share were $0.13, up 44% from the year-ago quarter.

Joe Tucci, EMC’s President and CEO, said, “Few companies in our industry have been able to match the record of consistency and execution that EMC has achieved so far this year. Each of our major business segments and geographies continued to grow by double-digits during the third quarter, reflecting the power of our model, the soundness of our strategy and the excitement customers have about our expanding portfolio of solutions. We are in the midst of the most robust wave of new product introductions in our history, and customer response to our new products has been outstanding.”

“With each passing quarter,” continued Tucci, “information lifecycle management (ILM) is being adopted by more and more customers who see it as the most logical and efficient way to maximize the value of their information, answer the demands of compliance and get their IT costs under control. In the information infrastructure marketplace, our platforms and software are second to none, as is our ability to combine these products with consulting services to create complete ILM solutions.”

Systems revenue grew 15% in the third quarter compared with the year-ago quarter, to $1.09 billion. EMC grew its software license and maintenance revenues 16% to $865 million,

representing 37% of total EMC revenues. Professional services, systems maintenance, and other services revenue, which represented revenue from EMC’s fastest-growing business line for the second consecutive quarter, grew 25% to $402 million.

Bill Teuber, EMC’s Executive Vice President and Chief Financial Officer, said, “We again outperformed the market, while driving our level of profitability higher. Our twelfth straight quarter of meeting or exceeding our major financial targets was marked by continued operating leverage, solid cash flow and better than expected bottom-line results. We significantly stepped up our stock buy-back efforts by spending $333 million on more than 24 million shares in the third quarter and will continue to be very active in the market again in the current quarter.”

Third Quarter Highlights

EMC platforms and related software revenue had double-digit growth in the third quarter, driven by demand for EMC’s mid-tier networked storage systems including EMC CLARiiON, EMC Celerra and EMC Centera. During the quarter EMC introduced new versions of its EMC Symmetrix and CLARiiON networked storage systems, providing customers with an unparalleled range of tiered information storage functionality and performance. Interest in the new platforms was high, suggesting strong demand for the new Symmetrix and CLARiiON systems during the current fourth quarter, their first full quarter of general availability.

EMC multi-platform software revenue also had double-digit revenue growth during the quarter, led by backup, recovery and archive software license revenue, which increased 39% over the comparable prior-year period. EMC again saw strong demand for EMC Legato NetWorker, EMC EmailXtender and EMC Replication Manager as customers continued to place a priority on information protection and compliance. Content management software also delivered double-digit revenue growth in the third quarter as customers deployed the EMC Documentum enterprise content management platform to manage their growing volumes of unstructured information.

Services revenue growth of 25% was driven by professional services engagements as customers sought help to plan, build, manage and support their ILM implementations. Professional services engagements involving data classification, migration and consolidation, along with business continuity, increased as customers enlisted EMC Consulting to aid in the management and protection of their increasingly complex information infrastructures.

VMware achieved record quarterly revenues in the third quarter, exceeding $100 million for the first time in its history and continuing to be one of the fastest-growing major software businesses in the world. The EMC subsidiary showed continued growth as customers increasingly standardize on VMware virtual infrastructure for their x86 production environments to solve server consolidation and containment, business continuity, software lifecycle and enterprise desktop computing demands. During the third quarter VMware, in conjunction with 15 partners, introduced two major new initiatives aimed at fostering open virtualization standards and accelerating the availability of the widest possible range of options and support for virtualization. Also during the quarter Sun Microsystems joined Dell, Fujitsu, Fujitsu Siemens Computers, Hewlett-Packard, IBM, NEC and Unisys in offering VMware virtual infrastructure on its servers.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to (1) the provisions of the American Jobs Creation Act of 2004 or (2) the potential impact of any mergers, acquisitions, divestitures or business combinations that may be announced after the date hereof. These statements supersede all prior statements regarding Business Outlook set forth in prior EMC news releases.

Fourth quarter and full-year 2005

•	Consolidated revenues for the fourth quarter of 2005 are expected to be between $2.67 billion and $2.69 billion.

•	Diluted earnings per share for the fourth quarter of 2005 are expected to be between $0.16 and $0.17.

•	Operating income as a percentage of revenue should reach the high teens in the fourth quarter of 2005.

•	Consolidated revenues for 2005 are expected to grow at approximately 17%.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information management and storage that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Celerra, CLARiiON, Documentum, EmailXtender, Legato, Symmetrix and VMware are registered trademarks, and Centera and NetWorker are trademarks, of EMC Corporation and its subsidiaries. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component and product quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release. Adjusted earnings per share, excluding the tax-related benefit in the third quarter of 2005, constitutes a non-GAAP financial measure. A reconciliation between this measure and earnings per share on a GAAP basis is provided in the table entitled “Reconciliation of GAAP to Adjusted Net Income” attached to this release.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenues:
Product sales	$1,687,277	$1,486,918	$4,996,110	$4,321,293
Services	678,465	541,961	1,957,578	1,550,399

	2,365,742	2,028,879	6,953,688	5,871,692
Cost and expenses:
Cost of product sales	813,760	746,131	2,425,379	2,190,976
Cost of services	274,365	239,547	819,829	701,921
Research and development	254,720	215,708	742,359	625,411
Selling, general and administrative	641,219	557,450	1,899,619	1,640,934
Restructuring and other special charges	5,849	—	6,817	32,688

Operating income	375,829	270,043	1,059,685	679,762

Investment income	47,986	38,373	134,475	115,410
Interest expense	(1,907)	(1,880)	(5,923)	(5,575)
Other income (expense), net	2,439	452	(934)	(7,520)

Income before taxes	424,347	306,988	1,187,303	782,077
Income tax provision	2,675	88,953	202,433	231,433

Net income	$421,672	$218,035	$984,870	$550,644

Net income per weighted average share, basic	$0.18	$0.09	$0.41	$0.23

Net income per weighted average share, diluted	$0.17	$0.09	$0.40	$0.23

Weighted average shares, basic	2,383,770	2,396,399	2,390,314	2,405,216
Weighted average shares, diluted	2,433,079	2,433,671	2,439,576	2,451,916

As a % of total revenue:
Gross margin	54.0%	51.4%	53.3%	50.7%
Selling, general and administrative	27.1%	27.5%	27.3%	27.9%
Research and development	10.8%	10.6%	10.7%	10.7%
Operating income	15.9%	13.3%	15.2%	11.6%
Net income	17.8%	10.7%	14.2%	9.4%

EMC CORPORATION

Reconciliation of GAAP to Adjusted Net Income

Three Months Ended September 30, 2005

(in thousands, except per share amounts)

Unaudited

	GAAP	Adjustments		Adjusted (1)
Revenues:
Product sales	$1,687,277			$1,687,277
Services	678,465			678,465

	2,365,742			2,365,742
Cost and expenses:
Cost of product sales	813,760			813,760
Cost of services	274,365			274,365
Research and development	254,720			254,720
Selling, general and administrative	641,219			641,219
Restructuring and other special charges	5,849			5,849

Operating income	375,829			375,829

Investment income	47,986			47,986
Interest expense	(1,907)			(1,907)
Other income, net	2,439			2,439

Income before taxes	424,347			424,347
Income tax provision	2,675	$105,682	(2)	108,357

Net income	$421,672	$(105,682)		$315,990

Net income per weighted average share, basic	$0.18			$0.13

Net income per weighted average share, diluted	$0.17			$0.13

Weighted average shares, basic	2,383,770			2,383,770
Weighted average shares, diluted	2,433,079			2,433,079

As a % of total revenue:
Gross margin	54.0%			54.0%
Selling, general and administrative	27.1%			27.1%
Research and development	10.8%			10.8%
Operating income	15.9%			15.9%
Net income	17.8%			13.4%

(1)	The adjusted column excludes certain tax benefits. The information presented is not prepared in accordance with generally accepted accounting principles ("GAAP"). Management uses these non-GAAP financial measures to gain an understanding of its comparative operating performance. Management believes that these measures provide useful information because they exclude activities that are not necessarily relevant to understand our business.
(2)	Represents tax benefits resulting from the favorable resolution of certain income tax audits and expiration of statutes of limitations.

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$1,468,261	$1,476,803
Short-term investments	2,996,492	1,236,726
Accounts and notes receivable, less allowance for doubtful accounts of $37,011 and $39,901	1,166,175	1,162,387
Inventories	756,245	514,065
Deferred income taxes	295,986	289,810
Other current assets	174,701	151,135

Total current assets	6,857,860	4,830,926
Long-term investments	3,155,644	4,727,237
Property, plant and equipment, net	1,679,572	1,571,810
Intangible assets, net	484,993	499,478
Other assets, net	560,327	509,041
Goodwill, net	3,607,111	3,284,414

Total assets	$16,345,507	$15,422,906

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable and current portion of long-term obligations	$198	$183
Accounts payable	517,523	522,587
Accrued expenses	1,113,316	1,090,666
Income taxes payable	438,394	404,772
Deferred revenue	1,020,966	930,492

Total current liabilities	3,090,397	2,948,700
Deferred revenue	683,162	570,995
Deferred income taxes	192,129	141,600
Long-term convertible debt	127,335	128,456
Other liabilities	104,429	109,868

Commitments and contingencies
Stockholders' equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued and outstanding 2,390,692 and 2,404,969 shares	23,907	24,050
Additional paid-in capital	5,976,723	6,221,099
Deferred compensation	(209,242)	(124,286)
Retained earnings	6,422,216	5,437,346
Accumulated other comprehensive loss, net	(65,549)	(34,922)

Total stockholders' equity	12,148,055	11,523,287

Total liabilities and stockholders' equity	$16,345,507	$15,422,906

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Nine Months Ended
	September 30, 2005	September 30, 2004
Cash flows from operating activities:
Cash received from customers	$7,149,428	$6,090,355
Cash paid to suppliers and employees	(5,646,136)	(4,680,467)
Dividends and interest received	184,133	113,692
Interest paid	(7,014)	(4,730)
Income taxes paid	(61,162)	(65,641)

Net cash provided by operating activities	1,619,249	1,453,209

Cash flows from investing activities:
Additions to property, plant and equipment	(418,962)	(259,867)
Capitalized software development costs	(121,208)	(126,559)
Purchases of short and long-term available for sale securities	(8,277,684)	(6,431,165)
Sales and maturities of short and long-term available for sale securities	8,037,653	5,909,212
Business acquisitions, net of cash acquired	(349,957)	(544,016)
Other	(8,155)	(58,146)

Net cash used in investing activities	(1,138,313)	(1,510,541)

Cash flows from financing activities:
Issuance of common stock	152,724	115,324
Purchase of treasury stock	(603,419)	(417,554)
Payment of long-term and short-term obligations	(3,011)	(7,144)
Issuance of long-term and short-term obligations	201	8

Net cash used in financing activities	(453,505)	(309,366)

Effect of exchange rate changes on cash	(35,973)	317

Net decrease in cash and cash equivalents	(8,542)	(366,381)
Cash and cash equivalents at beginning of period	1,476,803	1,752,976

Cash and cash equivalents at end of period	$1,468,261	$1,386,595

Reconciliation of net income to net cash provided by operating activities:
Net income	$984,870	$550,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	474,889	450,923
Non-cash restructuring and other special charges	3,100	17,051
Amortization of deferred compensation	56,704	40,312
Provision for doubtful accounts	6,026	4,854
Deferred income taxes, net	55,430	154,017
Tax benefit from stock options exercised	36,263	27,330
Other	40,872	(1,746)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	10,871	12,991
Inventories	(220,333)	(15,372)
Other assets	(46,414)	(8,640)
Accounts payable	(16,054)	27,197
Accrued expenses	11,507	(5,567)
Income taxes payable	50,194	(16,234)
Deferred revenue	178,843	200,818
Other liabilities	(7,519)	14,631

Net cash provided by operating activities	$1,619,249	$1,453,209

Non-cash activity:
– Issuance of stock options exchanged in business combinations	$41,381	$72,026

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004	Q1 2005	Q2 2005	Q3 2005	YTD 2005
Revenues
Systems	$894,956	$930,230	$948,938	$1,096,882	$3,871,006	$1,025,971	$1,068,725	$1,091,881	$3,186,577
Software:
Software License	483,640	525,549	537,980	636,946	2,184,115	594,532	619,605	595,396	1,809,533
Software Maintenance	176,102	189,947	207,257	225,409	798,715	237,894	258,622	269,145	765,661

Total Software License & Maintenance	659,742	715,496	745,237	862,355	2,982,830	832,426	878,227	864,541	2,575,194
Professional, Systems Maintenance and Other Services	297,053	308,502	320,401	386,070	1,312,026	374,609	389,359	402,087	1,166,055
	1,851,751	1,954,228	2,014,576	2,345,307	8,165,862	2,233,006	2,336,311	2,358,509	6,927,826
Other Businesses	19,878	16,956	14,303	12,489	63,626	10,125	8,504	7,233	25,862

Total Consolidated Revenues	$1,871,629	$1,971,184	$2,028,879	$2,357,796	$8,229,488	$2,243,131	$2,344,815	$2,365,742	$6,953,688

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	5.9%	3.9%	3.1%	2.5%	3.7%	1.7%	1.7%	0.6%	1.3%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004	Q1 2005	Q2 2005	Q3 2005	YTD 2005
Symmetrix Hardware and Software Revenue (a)	$671,838	$650,181	$646,292	$755,342	$2,723,653	$652,328	$677,655	$633,308	$1,963,291
CLARiiON Hardware and Software Revenue (a)	284,615	326,086	354,563	392,841	1,358,105	418,641	430,960	425,375	1,274,976
Connectivity Revenue (b)	143,516	164,326	169,105	191,917	668,864	176,053	188,189	226,829	591,071

Platform Software License Revenue	$251,135	$263,168	$275,851	$318,719	$1,108,873	$284,485	$312,827	$284,446	$881,758
Platform Software Maintenance Revenue	66,525	73,210	83,617	93,260	316,612	100,064	104,601	109,727	314,392

Total Platform Software License and Maintenance Revenue	$317,660	$336,378	$359,468	$411,979	$1,425,485	$384,549	$417,428	$394,173	$1,196,150

Multi-platform Software License Revenue:
Resource Management Software License Revenue	$121,340	$145,917	$133,784	$157,121	$558,162	$146,708	$151,833	$141,002	$439,543
Backup and Archive Software License Revenue	37,962	38,977	36,404	53,011	166,354	51,742	49,877	50,467	152,086
Content Management Software License Revenue	40,051	38,656	42,195	51,515	172,417	49,302	39,160	47,637	136,099

Total Multi-platform Software License Revenue	$199,353	$223,550	$212,383	$261,647	$896,933	$247,752	$240,870	$239,106	$727,728

Multi-platform Software Maintenance Revenue	$103,931	$109,455	$116,110	$122,396	$451,892	$125,371	$134,476	$137,196	$397,043

VMware Software License Revenue	$33,152	$38,831	$49,746	$56,580	$178,309	$62,295	$65,908	$71,844	$200,047
VMware Maintenance and Services Revenue	6,142	8,367	10,874	14,485	39,868	17,795	25,019	29,416	72,230

VMware Total Revenue	$39,294	$47,198	$60,620	$71,065	$218,177	$80,090	$90,927	$101,260	$272,277

(a)	Includes hardware, hardware upgrades and platform software.
(b)	Includes Connectrix fibre channel switch/director revenues, Celerra file server revenue, exclusive of disk revenue and Rainstorage product revenues.

EMC CORPORATION

Supplemental Schedule of Earnings Adjusted to Expense Stock Options

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Net income	$421,672	$218,035	$984,870	$550,644
Incremental stock option expense, net of taxes	(76,901)	(87,069)	(246,515)	(271,125)

Adjusted net income	$344,771	$130,966	$738,355	$279,519

Net income per weighted average share, basic – as reported	$0.18	$0.09	$0.41	$0.23

Net income per weighted average share, diluted – as reported	$0.17	$0.09	$0.40	$0.23

Adjusted net income per weighted average share, basic	$0.14	$0.05	$0.31	$0.12

Adjusted net income per weighted average share, diluted	$0.14	$0.05	$0.30	$0.11

Note: The above presentation has been computed in accordance with Statement of Financial Accounting Standard No. 123, “Accounting for Stock-Based Compensation”.